EXHIBIT C


                          Form of Affiliate Letter


Dear Sirs:

          The undersigned, a holder of shares of common stock, $.001 par value ("BT Common Stock"), of Boston Technology, Inc., a Delaware corporation ("BT"), is entitled to receive, in connection with the merger (the "Merger") of BT with and into Comverse Technology, Inc., a New York corporation ("CT"), common stock, par value $.10 per share ("CT Common Stock"), of CT. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of BT within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC") and may be deemed an "affiliate" of BT for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, although nothing contained herein should be construed as an admission of either such fact.

          If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the CT Common Stock received by the undersigned in exchange for any shares of BT Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that CT will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of CT Common Stock by the undersigned.

          The undersigned hereby represents to and covenants with CT that the undersigned will not sell, assign or transfer any of the CT Common Stock received by the undersigned in exchange for shares of BT Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of the general counsel of CT or other counsel reasonably

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satisfactory to CT or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act; provided, however, that in any such case, such sale, assignment or transfer shall only be permitted if, in the opinion of counsel of CT, such transaction would not have, directly or indirectly, any adverse consequences for CT with respect to the treatment of the Merger for tax purposes.

          The undersigned hereby further represents to and covenants with CT that the undersigned has not, within the preceding 30 days, sold, transferred or otherwise disposed of any shares of BT Common Stock held by the undersigned and that the undersigned will not sell, transfer or otherwise dispose of any CT Common Stock received by the undersigned in connection with the Merger until after such time as results covering at least 30 days of post-Merger combined operations of BT and CT have been published by CT, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, except as would not otherwise reasonably be expected to adversely affect the qualification of the Merger as a pooling of interests transaction.

          In the event of a sale or other disposition by the undersigned of CT Common Stock pursuant to Rule 145, the undersigned will supply CT with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that CT may instruct its transfer agent to withhold the transfer of any shares of CT Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, CT shall cause the transfer agent to effectuate the transfer of the shares of CT Common Stock sold as indicated in such letter.

          CT covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of CT Common Stock by the undersigned under Rule 145 in accordance with the terms thereof and shall issue a press release covering the results of at least 30 days of post-Merger combined operations as promptly as possible after the expiration of such period..


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          The undersigned acknowledges and agrees that the legends set forth below will be placed on certificates representing CT Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to CT from independent counsel reasonably satisfactory to CT to the effect that such legends are no longer required for purposes of the Securities Act.

          There will be placed on the certificates for CT Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate were issued pursuant to a business combination which is being accounted for as a pooling of interests, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred (i) until such time as CT shall have published financial results covering at least 30 days of combined operations after the Effective Time and (ii) except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

          The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of CT Common Stock and (ii) the receipt by CT of this letter is an inducement to CT's obligations to consummate the Merger.


                                   Very truly yours,



Dated:

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                                                                    ANNEX I
                                                               TO EXHIBIT C



      [Name]                                                         [Date]


          On         , the undersigned sold the securities of Comverse
Technology, Inc. ("CT"), described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of Boston Technology, Inc., a Delaware corporation, with and into CT.

          Based upon the most recent report or statement filed by CT with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph
(e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

          The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                                       Very truly yours,


         [Space to be provided for description of the Securities.]